C-COR and Convergence.com Agree to Merge; C-COR to Adopt New Corporate Name; Complementary Strengths Create Unique Broadband Internet Capabilities

C-COR Electronics, Inc. (Nasdaq: CCBL - news) and Convergence.com Corporation, an Atlanta-based provider of Internet-enabling technical services, announced today that they have entered into a definitive merger agreement, under which Convergence.com will become a wholly-owned subsidiary of C-COR and will operate as a segment of a separate business unit called Broadband Management Services. Under the merger agreement, C-COR will issue approximately 1,450,000 shares of its common stock to Convergence.com shareholders and convert certain warrants to acquire Convergence.com stock into warrants to acquire approximately 370,000 shares of C-COR common stock. These amounts exclude approximately 150,000 shares acquired by C-COR in December 1998, when C-COR invested $5 million in Convergence.com. Upon completion of the merger, C-COR's corporate name will be changed to C-COR.net Corp. to reflect the company's new and unique approach to providing customers with a full line of capabilities for broadband network life cycle management.

Under the terms of the proposed merger, it is expected that the transaction will qualify as a tax-free reorganization under the provisions of the Internal
Revenue Code, and it will be accounted for as a "pooling of interests." The merger is expected to be completed in June 1999, subject to satisfaction of certain conditions stated in the merger agreement. David A. Woodle will be President and Chief Executive Officer of C-COR.net and David R. Ames and Terry
L. Wright, co-founders of Convergence.com, will become officers of the merged company. David Ames will be Sr. Vice President of the Broadband Management
Services business unit which will focus on offering an integrated package of technical services, including access to broadband Internet/high-speed data capabilities and a full set of network management products and services. The 24/7 Network Operations Center (NOC), a core capability of the services group, will remain operational at the Convergence.com facility near Atlanta, Georgia. Terry L. Wright will become Chief Technology Officer of C-COR.net and will maintain his principal office at the Georgia site.

Commenting on the proposed merger, David A. Woodle stated, "We are very pleased to be moving forward with this strategic step. The combination of C-COR's strong legacy in the broadband hybrid fiber/coax (HFC) marketplace with Convergence.com's experience in offering Internet enabling solutions yields a unique set of network capabilities. We believe that our combined strengths will give customers access to the products and services needed to achieve rapid deployment of high-speed data and telephony capabilities. Put simply, our business focus is to provide customers with superior network integrity."

David R. Ames added, "We are enthusiastic about consolidating our services so we can most effectively leverage our expanded offerings. Our goal is to maximize our complementary strengths to create unique broadband Internet capabilities."

Terry L. Wright commented, "The combined technical expertise of the two companies creates a synergy that will benefit customers as they address rapidly changing technology issues now and into the future. We understand the networks of tomorrow, today."

C-COR, founded over 45 years ago, designs and manufactures robust, high- quality network distribution products for two-way hybrid fiber/coax (HFC) networks.
C-COR's headquarters is in State College, Pennsylvania, with production facilities in State College and Tipton, Pennsylvania; and Tijuana, Mexico. C-COR maintains offices in Toronto, Canada; Almere, The Netherlands; and Hong Kong. C-COR's common stock is listed in the Nasdaq National Market under the symbol CCBL. C-COR's website is http://www.c-cor.com. C-COR was named to Forbes Magazine's 200 Best Small Companies in America List (1998).

Some of the information presented in this announcement, including, but not limited to the company's expectations in connection with the merger with Convergence.com Corporation, constitutes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors which could cause actual results to differ from expectations include the ability to consummate the merger with Convergence.com Corporation and integrate Convergence's business, the timing of orders received from customers; the gain or loss of significant customers; changes in the mix of products sold; changes in the cost and availability of parts and supplies; fluctuations in warranty costs; new product development activities; the Company's ability to implement its strategies of product, service, and global market expansion; economic conditions affecting domestic and international markets; regulatory changes affecting the telecommunications industry, in general, and the Company's operations, in particular; competition and changes in domestic and international demand for the Company's products; the Company's ability to assess the risks of the year 2000 issue, with respect to its operations, and resolve them in a timely manner; and other factors which may impact operations and manufacturing. For additional information concerning these and other important factors which may cause the Company's actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.

  Terms of Merger of C-COR Electronics, Inc. and Convergence.com Corporation

    -- C-COR will exchange one share of C-COR common stock for every share of Convergence.com, including warrants -- approximately 1.8M shares will be exchanged.

    -- Merger will be tax free and will be accounted for as a pooling of interests.

    -- C-COR Electronics, Inc. will be renamed C-COR.net Corp. and will focus on providing customers with a full line of capabilities for broadband network life cycle management.

    -- Convergence.com Corporation will become a wholly-owned subsidiary of C-COR.net Corp. and will operate as a segment of a separate business unit called Broadband Management Services. It will offer customers an integrated package of technical services, including access to broadband Internet/high-speed data capabilities and a full set of network management products and services.

    -- David A. Woodle will be the President and Chief Executive Officer of C-COR.net Corp., the title he held at C-COR Electronics, Inc.

    -- David Ames and Terry Wright, co-founders of Convergence.com Corporation will become officers of C-COR.net Corp. and will enter into 3 year employment contracts.

    -- Convergence.com Corporation will remain in its current location outside Atlanta, GA.

    --  The merger is expected to close in 4 to 6 weeks.


                             Background Information

                              C-COR Electronics, Inc. (Nasdaq: CCBL - news)

    Headquarters:             State College, Pennsylvania - USA

    President and
    Chief Executive Officer:  David A. Woodle

    Corporate Description:    Products and services for network operators as
                              they plan, design, build and maintain complex, broadband communications networks. Included are robust, high-quality RF and AM fiber optic distribution electronics and a full complement of technical services, network management systems, and technical services. Through an alliance with Convergence.com, a provider of Internet enabling technical services, C-COR is the exclusive reseller of Convergence.com's products and services in North America.
                              Convergence.com's products and services enable delivery of cost-effective, high-speed, broadband Internet and data services to businesses, residential customers, schools and other institutions.

    Locations:                Headquarters in State College, Pennsylvania and
                              production facilities in State College and Tipton, Pennsylvania; and Tijuana, Mexico.
                              Offices in Toronto, Canada; Almere,
                              The Netherlands; and Hong Kong.

    Revenues:                 $152 million*
    Earnings:                 $0.78 per share from continuing operations*
    Assets:                   $75,518, 000*
    Capital Expenditures:     $8,782,000*
    Market Capitalization:    $215 million (as of May 14, 1999)
    Shareholders of Record:   599*
    Total Employees:          1646 (April 1999)

    *Effective Fiscal Year Ending June 26, 1998


                             Background Information

                             Convergence.com Profile

    Headquarters:             Atlanta, Georgia, USA
    President and Chief
    Executive Officer:        David R. Ames

    Services Offered:         Convergence.com utilizes the following services
                              to assess the Internet needs of each client in
                              order to be able to accurately offer the
                              customized broadband access solution required:
                              --   Business Consulting - Modeling and Analysis
                              --   Marketing Analysis and Support Services
                              --   Network Operations Center (NOC) Services
                              --   End User Help Desk
                              --   Complete Server Solutions - Hardware,
                                   Software  and  Maintenance  -- Remote  Server
                              Management and  Provisioning -- RF Technician Help
                              Desk Internet -- Network  Service  Provisioning --
                              RF Network Analysis and Certification -- Hardware and Software Integration Services -- Data Over
                              Cable  Hardware and Software -- Market  Activation
                              Services -- Client Kits including Media Production
                              -- Telesales Support

    Locations:                Atlanta, Georgia
    Revenues:                 $2.7 million (As of April 1999)*
    Profits (loss):           ($0.8 million) (As of April 1999)*
    Assets:                   $7.3 million (As of April 1999)*
    Total employees:          74
    Customers:                Cable operators through which it monitors
                              over 5,500 cable modem subscribers.

    *Financials are for the first four months of CY1999 and are unaudited.

                                 David A. Woodle
                      President and Chief Executive Officer
                             C-COR Electronics, Inc.


David A. Woodle was appointed President and Chief Executive Officer of C-COR Electronics, Inc. in August 1998 and has been a member of the C-COR Board of Directors since October 1998. Under Mr. Woodle's leadership, C-COR has launched a major corporate repositioning strategy to tap into the rapidly growing demand by the broadband communications industry for expertise in launching, managing and delivering high-speed broadband Internet and data services.

Prior to joining C-COR, Mr. Woodle led merger transition efforts as Vice President and General Manager of Raytheon E-Systems/HRB Systems, and successfully positioned the company in the wireless data telecommunications marketplace. Subsequently, as General Manager of Strategic Systems for Raytheon Systems Company, he was responsible for managing a one-half billion dollar business focused on real-time information systems integration. Mr. Woodle has had over 20 years business and management experience in engineering and manufacturing, with recognized expertise in strategic planning, global business development and partnerships, business acquisitions and mergers, and technical innovation.

Mr. Woodle serves as a Director on several Boards including the Chamber of Business and Industry of Centre County, the Centre County United Way, and the Shaner Sports Complex. He is also the Chairman of the CEO Group for Centre County and an Elder at St. John's United Church of Christ. Mr. Woodle holds a Bachelor of Science degree in Computer Science from the Pennsylvania State University.

                                  David R. Ames
                      President and Chief Executive Officer
                           Convergence.com Corporation


David  R.  Ames  is  Chairman,   President  and  Chief  Executive   Officer  for
Convergence.com, which he co-founded in May 1994.

Convergence.com Corporation, a privately held company, is the first company to help cable systems of all sizes launch and manage high-speed broadband Internet access and other data services. Drawing on many years of cable industry experience, Convergence.com provides customized Internet and data solutions, cutting edge broadband network monitoring, cable modem help desk and other broadband Internet service offerings. The company has successfully launched or assisted in the launch of data/Internet services in more than 40 cable systems in the United States and abroad, as well as technically supervising over 60 cable modem demonstration events for the National Cable Television Association.

In a world largely populated by engineers,  scientists and technologists,  David
R. Ames brings a valuable combination of corporate and entrepreneurial business and content knowledge to his position. His 25 years of diverse professional experience incorporates the Internet/data services, entertainment, multimedia, telecommunications and computer industries, with roles ranging from entertainment and advertising executive, television and feature film producer, and, business consultant to creator of the first major motion-content CD-ROM for the stock footage industry.

Immediately prior to forming Convergence.com with Terry Wright in 1994, Ames worked as a consultant to develop interactive, multimedia-based applications and information services for a wide variety of clients. On the technical side, Ames developed an interactive multimedia kiosk for Digital Equipment Corporation and a Windows-based Reuters news photo CD-ROM with Royal Recovery Systems, Inc. In addition to his consulting work, Mr. Ames is an advising director to the world renowned Silent Movie Killiam Archive and Film Collection, which contains the original negatives and assignments of the D.W. Griffith and The Biograph Company.

From 1989 to late 1991, Ames was Director of Acquisitions and Sales of the Film Division for The Image Bank, a wholly-owned subsidiary of the Eastman Kodak Company and the largest global sales and marketing organization for stock film, stills and illustrations. Mr. Ames was responsible for introducing the company to a computerized interactive archival motion image retrieval system.

Ames began his career at Benton & Bowles Advertising, working on the Procter & Gamble, General Foods and Hasbro Toy accounts. His next position at N.W. Ayer Advertising launched his career in television. At Ayer, Ames supervised the AT&T corporate broadcast advertising account, which included strategy, commercial production and programming the Bell Family Theater -- a series that included award-winning productions such as "The Red Pony," "The Count of Monte Cristo," and "The Man in the Iron Mask."

Subsequently, Ames joined Hartwest Productions, Inc., where over a period of five years he rose to the position of president and chairman of the board. Under his direction, Hartwest produced such outstanding productions as "Our Town," starring Hal Holbrook, and the mini-series "Evita," starring Faye Dunaway. In 1986, Ames arranged capital for Hartwest through a public offering and later arranged for Hartwest to merge with Films Around the World.

Ames maintains close ties to the traditional entertainment business while actively participating in the emerging Internet/data-over-cable industry. As such, he was a producer of the April 1994 television film "The Yearling" through his association as a founder and member of the board of directors of Showcase Productions International, Inc. in New York City.

An Ohio native, Ames holds a Bachelor of Science degree from Ithaca College in upstate New York and he completed the Benton & Bowles Marketing/Advertising MBA program in association with Columbia University and the Wharton Business School.

He is currently an advisory board member for several key industry nonprofit organizations, including Women in Cable and The Broadband Forum. As in 1998, he is currently a member of the 1999 NCTA National Convention Committee. He also serves on the Board of Directors and is Chairman of the membership committee for the Georgia State Broadband Telecommunications Research Center. Ames has also been a member of the Television Academy of Arts and Sciences and FOCAL.

He frequently shares his unique combination of expertise by serving as a guest lecturer on the Internet and convergence phenomenon, as well as film and television history, at various colleges and universities, professional groups and companies.

                                 Terry L. Wright
                            Chief Technology Officer
                           Convergence.com Corporation


Terry L. Wright is Chief Technology Officer for Convergence.com and co- founded this company in May 1994.

Convergence.com Corporation, a privately held company, draws on many years of cable industry experience to help cable systems of all sizes launch and manage high-speed broadband Internet access and other data services. Convergence.com, which provides flexible solutions as well as customized solution and service offerings, has successfully launched or assisted in the launch of data/Internet services in more than 30 cable systems in the United States and abroad.

A nationally renowned technologist, Wright is now helping to define and shape the underlying technical infrastructure supporting the evolving convergence phenomenon. Building on profound expertise in the areas of advanced digital and broadband network design and implementation; operating systems design and development; warfare systems simulations; transaction processing systems development and technology research, Wright maintains Convergence.com's leading-edge market and technical intelligence.

Immediately prior to forming Convergence.com with David Ames in 1994, Wright worked for eight years as a senior networking consultant at Digital Equipment Corporation (DEC). At DEC, Wright played a major role in a number of high-profile initiatives, including pioneering market development and technical work on the original ChannelWorks cable modem (OEM from LanCity), development of the National Research Education Network proposal; Eastman Kodak Corporate Network outsourcing, and the America 2000 program proposal to enhance American educational infrastructure. During his tenure at DEC, Wright was also the systems and network architect for the Center for Integrated Manufacturing at Rochester Institute of Technology and chair of the Wide-Area- Network Special Interest Group for Global Network Partners.

Prior to 1987, Wright worked for the Eastman Kodak Company on a wide variety of precedent-setting projects. For example, he worked on the Distributed PhotoLab Networking Systems design and implementation; Fluid Analysis (Ecktakem 7000) Mechanism Control Architecture; Multi-tasking Operating System design and implementation for single-board computer system; Kodak Park's automated photographic inspection system; and design of an automated satellite-based photo distribution system for the National Security Council.

Wright was previously employed at General Electric as a systems architect for the Trident II Physical Environment Systems Simulation for Training Software System. In the mid-1970s, Wright worked for Sycor Incorporated as senior firmware engineer. At Sycor, Wright designed and built Token Ring controller software design and implementation, as well as printer product design and implementation.

Early  in   Wright's   career,   he  worked  at  NCR   Corporation,   where  his
accomplishments included developing the majority of the software for the first electronic cash register system.

Among Wright's many published works are the 1996 and 1997 National Cable Television Association (NCTA) Technical Papers Journal; Proceedings Manual (collected technical papers) of the 1997 Society of Cable and Telecommunications Engineers's (SCTE) Conference on Emerging Technologies; and ACM SIGCOMM International Workshops on Community Networking: Integrated Multimedia Services to the Home. Additionally, Wright has been published in IEEE Computer Magazine, Tele.Com Magazine, New Telecom Quarterly and Kinetic Strategies's Cable Modem Report. Since 1997, Wright also writes a bi-monthly bylined column called "The Data Game" for Communications Technology (CT) magazine, the official trade journal of the SCTE.

Wright recently received a patent in high-efficiency broadband network architecture (Spectrum Parallel Routing system, or SPRouter(TM)) for optimal performance data services. Recent formal presentations made by Wright include the 1996 NCTA National Show; the 1997 SCTE Conference on Emerging Technologies; the 1997 National Conference of Regulatory Utility Commission Engineers; the 1997 International Television Symposium and Technical Exhibition; and a 1999 lecture at the Georgia Center for Advanced Telecommunications Technology (GCATT).

Wright's many professional affiliations include membership in the NCTA; International Institute of Electrical and Electronics Engineers (IEEE 802.14 Standards Committee -- Voice, Video, and Data over Cable HFC); Society for Cable and Telecommunications Engineers (SCTE); IETF IPCDN - Internet over Cable Working Group; Board of Advisors for Georgia Center for Advanced Telecommunications Technology (GCTAA); Cyberspace Society; Internet Society; and, he has been asked to serve as president of the Cybernarian Club. He is also a former member of ANSI X3T9.5 FDDI Standards Working Group and ANSI X3T9.3 Intelligent Peripheral Interfaces.

A native of Ohio, Wright's educational background includes the University of Dayton, Wright State University, and workshops at Harvard University.